Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
January 16, 2013		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES STRONG FOURTH QUARTER EARNINGS;

LOAN QUALITY REMAINS EXCELLENT

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced quarterly earnings of $13.0 million, or $0.43 per diluted share, for the period ended December 31, 2012.  This is a 58% increase over earnings of $8.2 million, or $0.28 per diluted share, from the fourth quarter of last year.  For the year ended December 31, 2012, earnings were $45.3 million, or $1.51 per diluted share, versus $28.0 million, or $0.94 per diluted share, in 2011.

Selected Earnings Highlights

•                  For the year ended December 31, 2012, the Company’s performance resulted in a return on average assets of 1.70% and a return on average equity of 16.02%.

•                  Asset quality remains excellent.  Nonperforming loans remained low at 0.25% of total assets, and net loan charge offs were 0.35% of average loans outstanding.  The Company had $0 real estate owned at December 31, 2012, and $0 loans receivable past due 30 days or more and still accruing.

•                  Loans held for investment grew 11% to $1.80 billion at December 31, 2012, from $1.63 billion at December 31, 2011.

•                  Total deposits grew to $2.24 billion, an increase of 26% compared to December 31, 2011.  Demand deposit account balances increased 33% year over year.

•                  Mortgage banking net income was approximately $3.6 million for the current quarter versus $231,000 for the year ago quarter and versus $7.0 million for the previous quarter ended September 30, 2012.

•                  At December 31, 2012, total assets of the Company were approximately $3.04 billion, an increase of 17% from total assets of $2.60 billion at December 31, 2011.

•                  The Company’s tax equivalent net interest margin was 3.57% for the current quarter, a decrease from 3.62% for the previous quarter.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.40%.

Income Statement Review

Net Interest Income

Compared to the year ago quarter, net interest income for the fourth quarter of 2012 increased 6% to $24.2 million from $22.7 million.  Tax equivalent net interest margin for the three months ended December 31, 2012 decreased to 3.57% from 3.88% a year ago and decreased from 3.62% for the third quarter of 2012.  Comparing the current quarter to the third quarter of 2012, average loan balances increased $18 million, the average loan yield decreased 0.08%, and the average yield on all earning assets decreased 0.14%.  During this same period, the average costs of interest-bearing liabilities decreased 0.10% primarily due to a 0.80% rate reduction in deposit pricing on the Company’s “First Choice” interest checking product that was introduced in early 2012 with a 2.01% rate and raised approximately $180 million of “new money”.  The Company saw no decline in balances resulting from this rate decrease.

Provision for Loan Losses

The allowance for loan losses was 1.52% of loans outstanding at December 31, 2012 compared to 1.60% at December 31, 2011.  The provision for loan losses was $1.5 million for the current quarter versus $2.2 million for the fourth quarter of last year.  The Company’s nonperforming loans stood at 0.25% of total assets at December 31, 2012 compared to 0.30% at September 30, 2012 and 0.57% at December 31, 2011.  For the 2012 year, net loan charge-offs totaled 0.35% of average loans outstanding compared to 0.34% for 2011.  At December 31, 2012, there were $0 loans receivable past due 30 days or more and still accruing.

Non-Interest Income

Commercial Banking:   Non-interest income was $3.4 million for the current quarter compared to $2.3 million for the year ago quarter ended December 31, 2011.  The current quarter included $2.4 million net proceeds from bank owned life insurance (BOLI) that resulted from the death of a former employee, and the year ago quarter included $1.2 million of gains on sales of securities. For the year ended December 31, 2012 and 2011, non-interest income was $5.9 million and $6.1 million, respectively.  The 2012 period included the net BOLI proceeds mentioned above, and the 2011 period included a total of $2.5 million of gains on sales of securities.  For the twelve month comparable periods, deposit and loan fees increased $147,000 and $273,000, respectively.

Mortgage Banking:   Mortgage banking activity continued to be strong.  Realized and unrealized gains on mortgage banking activities totaled $8.8 million for the fourth quarter of 2012, which consisted of realized gains of $11.1 million and a $2.3 million decrease in the fair market value of locked commitments and loans held for sale at December 31, 2012 compared to the prior quarter end. The fair value decrease primarily resulted from seasonal production declines. The current quarter’s results compare to a $1.8 million gain on sale for the year ago quarter of 2011, which included realized gains of $6.4 million and a fair value decrease of $4.6 million.  For the year ended December 31, 2012, gains on sales of mortgage loans totaled $47.8 million, comprised of $32.1 million in realized gains and a $15.7 million fair value increase.  For the year ended December 31, 2011, gains on sales of mortgage loans totaled $20.5 million, which included realized gains of $14.4 million and a $6.1 million fair value increase.  For the current quarter and year ended 2012, the Company closed $1.9 billion and $6.6 billion, respectively, of loans for itself and on behalf of its managed mortgage company affiliates.  This compares to $1.5 billion and $3.9 billion during the same time periods of 2011.  Refinance activity represented approximately 67% of the originations during the fourth quarter of 2012.  Title insurance and other income increased $274,000 and $1.1 million for the three and twelve months ended December 31, 2012 compared to the same periods of 2011.  During the current quarter, managed mortgage company affiliate fee income decreased $20,000 when compared to the year ago quarter, a result of the recent discontinuation of two managed company relationships.

Non-Interest Expense

Commercial Banking:   Non-interest expense was $11.2 million for the current quarter, compared to $9.7 million, for the year ago quarter ended December 31, 2011.  The most recent quarter includes approximately $2.3 million of accelerated benefit expense accruals primarily related to the death of the former employee mentioned above.  The year ago quarter included $911,000 of expenses related to the disposition of real estate owned (REO).  Excluding these items, non-interest expense for the current quarter was $8.9 million versus $8.7 million for the year ago quarter, an increase of 2.0%. For the years ended December 31, 2012 and 2011, non-interest expense in the commercial banking segment was $43.5 million and $42.2 million, respectively.  The 2011 annual period also included a $2.3 million debt extinguishment expense related to the prepayment of FHLB Advances.  Excluding this and the previously mentioned items, non-interest expense for 2012 was $41.2 million versus $39.0 million for 2011, an increase of 5.8%.  During the year, the Company added 4 commercial bankers to it staff.

Mortgage Banking:   For the three months ended December 31, 2012, non-interest expense increased to $5.7 million compared to $4.1 million for the quarter ended December 31, 2011. For the respective 2012 and 2011 annual periods, non-interest expense was $29.5 million and $16.0 million, representing an increase of $13.5 million.  The increase in non-interest expense for the periods presented is attributable to the continued expansion of the Company’s mortgage operations.  Specifically, the mortgage banking segment increased to 425 employees at

December 31, 2012, up from 246 a year ago, and eight new locations have been opened to house these new mortgage lenders and staff.  The Company now has 16 mortgage banking offices.

Review of Balance Sheet

At December 31, 2012, total assets of the Company were $3.04 billion, an increase of 17% from total assets of $2.60 billion at December 31, 2011. Loans held for investment grew 11% to $1.80 billion at December 31, 2012, from $1.63 billion at December 31, 2011.  During this period, the Bank’s investment portfolio decreased to $286 million compared to $311 million a year ago. Loans held for sale increased to $786 million compared to $530 million at December 31, 2011.

The Bank’s asset growth was primarily funded by a 26% increase in deposits, which increased $468 million and totaled $2.24 billion at December 31, 2012 compared to $1.78 billion a year earlier.  As mentioned, over $180 million of the growth resulted from the Company’s “First Choice” checking campaign.  Demand deposit account balances increased 33% year over year, or approximately $88 million, reflecting the Bank’s continued focus on generating core deposit growth.  The remaining growth was primarily from short-term brokered CD’s obtained to fund the increase in mortgage loans held for sale.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce solid performance for Cardinal with strong earnings and loan growth. For the most recent quarter, we achieved a return on average assets of 1.81%, and a return on average equity of 17.23%, while growing our loans held for investment portfolio by $80 million, or over 18% annualized. This portfolio now exceeds $1.80 billion, and our nonperforming assets and loan losses remain minimal as we’ve maintained our ‘conservative on risk’ philosophy.  Currently, we have $0 loans past due 30 days or more.

We also remain excited about the planned opening of a new banking center office in the Georgetown area of Washington DC this year and expanding Cardinal’s penetration into Montgomery County, Maryland and the District of Columbia.  Moving forward, our Company will continue to concentrate on gaining market share in all of our markets and increasing franchise value for shareholders.  We remain committed to building a great financial services company for our employees, clients, shareholders and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.04 billion at December 31, 2012, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with 16 offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

December 31, 2012 and  December 31, 2011

(Dollars in thousands)

	(Unaudited)		% Change
	December 31, 2012	December 31, 2011	Current Year
Cash and due from banks	$17,552	$16,745	4.8%
Federal funds sold	49,588	20,394	143.1%

Investment securities available-for-sale	271,903	295,560	-8.0%
Investment securities held-to-maturity	11,366	12,918	-12.0%
Investment securities — trading	3,151	2,065	52.6%
Total investment securities	286,420	310,543	-7.8%

Other investments	14,302	17,120	-16.5%
Loans held for sale	785,751	529,500	48.4%

Loans receivable, net of fees	1,803,429	1,631,882	10.5%
Allowance for loan losses	(27,400)	(26,159)	4.7%
Loans receivable, net	1,776,029	1,605,723	10.6%

Premises and equipment, net	19,192	19,302	-0.6%
Goodwill and intangibles, net	10,292	10,490	-1.9%
Bank-owned life insurance	31,652	35,154	-10.0%
Prepaid FDIC insurance premiums	2,165	3,350	-35.4%
Other real estate owned	—	3,046	-100.0%
Other assets	46,244	31,349	47.5%

TOTAL ASSETS	$3,039,187	$2,602,716	16.8%

Non-interest bearing deposits	$351,815	$263,752	33.4%
Interest bearing deposits	1,891,943	1,511,508	25.2%
Total deposits	2,243,758	1,775,260	26.4%

Other borrowed funds	392,275	510,385	-23.1%
Mortgage funding checks	51,679	25,989	98.8%
Escrow liabilities	4,629	4,095	13.0%
Other liabilities	38,780	29,170	32.9%

Shareholders’ equity	308,066	257,817	19.5%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,039,187	$2,602,716	16.8%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

 For the Three Months and Years Ended December 31, 2012 and 2011

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
	2012	2011	% Change	2012	2011	% Change
	(Unaudited)			(Unaudited)
Net interest income	$24,166	$22,738	6.3%	$91,003	$79,162	15.0%
Provision for loan losses	(1,500)	(2,165)	-30.7%	(7,123)	(6,910)	3.1%
Net interest income after provision for loan losses	22,666	20,573	10.2%	83,880	72,252	16.1%

Service charges on deposit accounts	503	460	9.3%	1,914	1,767	8.3%
Loan fees	357	505	-29.3%	1,599	1,326	20.6%
Title insurance & other income	775	501	54.7%	2,489	1,408	76.8%
Investment fee income	706	644	9.6%	2,623	2,546	3.0%
Realized and unrealized gains on mortgage banking activities	8,795	1,794	390.2%	47,794	20,529	132.8%
Management fee income	1,248	1,268	-1.6%	4,082	3,406	19.8%
Income from bank owned life insurance	2,565	193	1229.0%	3,072	796	285.9%
Net realized gains on investment securities	—	1,256	-100.0%	158	2,541	-93.8%
Gain (loss) on sale of real estate	—	—	0.0%	(333)	—	-100.0%
Other non-interest income (loss)	28	11	154.5%	(6)	14	-142.9%
Total non-interest income	14,977	6,632	125.8%	63,392	34,333	84.6%

Net interest income and non-interest income	37,643	27,205	38.4%	147,272	106,585	38.2%

Salaries and benefits	6,865	5,736	19.7%	39,370	28,707	37.1%
Occupancy	1,912	1,603	19.3%	7,186	6,032	19.1%
Depreciation	721	540	33.5%	2,669	2,517	6.0%
Data processing & communications	1,089	1,235	-11.8%	4,427	4,117	7.5%
Professional fees	1,543	1,010	52.8%	4,209	3,955	6.4%
FDIC insurance assessment	356	309	15.2%	1,336	1,387	-3.7%
Impairment of other real estate owned	—	911	-100.0%	—	911	-100.0%
Mortgage loan repurchases and settlements	491	—	100.0%	962	670	43.6%
Loss on extinguishment of debt	—	—	0.0%	—	2,271	-100.0%
Other operating expense	5,602	3,769	48.6%	19,158	13,898	37.8%
Total non-interest expense	18,579	15,113	22.9%	79,317	64,465	23.0%
Income before income taxes	19,064	12,092	57.7%	67,955	42,120	61.3%
Provision for income taxes	6,023	3,845	56.6%	22,658	14,122	60.4%
NET INCOME	$13,041	$8,247	58.1%	$45,297	$27,998	61.8%

Earnings per common share - basic	$0.43	$0.28	55.5%	$1.53	$0.95	60.4%
Earnings per common share - diluted	$0.43	$0.28	55.3%	$1.51	$0.94	60.6%
Weighted-average common shares outstanding - basic	30,030,407	29,525,946	1.7%	29,653,917	29,401,231	0.9%
Weighted-average common shares outstanding - diluted	30,466,747	29,914,769	1.8%	29,995,667	29,784,081	0.7%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements:
Interest income	$29,961	$28,529	$115,050	$102,878
Interest expense	5,795	5,791	24,047	23,716
Net interest income	24,166	22,738	91,003	79,162
Provision for loan losses	1,500	2,165	7,123	6,910
Net interest income after provision for loan losses	22,666	20,573	83,880	72,252
Non-interest income	14,977	6,632	63,392	34,333
Non-interest expense	18,579	15,113	79,317	64,465
Income before income taxes	19,064	12,092	67,955	42,120
Provision for income taxes	6,023	3,845	22,658	14,122
Net income	$13,041	$8,247	$45,297	$27,998

Per Common Share Data:
Basic net income	$0.43	$0.28	$1.53	$0.95
Fully diluted net income	0.43	0.28	1.51	0.94
Book value	10.19	8.83	10.19	8.83
Tangible book value (1)	9.85	8.47	9.85	8.47
Common shares outstanding			30,226	29,199

Performance Ratios:
Return on average assets	1.81%	1.32%	1.70%	1.27%
Return on average equity	17.23%	12.84%	16.02%	11.58%
Net interest margin (2)	3.57%	3.88%	3.61%	3.81%
Efficiency ratio (3)	47.46%	51.46%	51.37%	56.80%
Non-interest income to average assets	2.08%	1.06%	2.37%	1.56%
Non-interest expense to average assets	2.58%	2.42%	2.97%	2.92%

Mortgage Banking Select Data:
$ of loans closed - George Mason Mortgage	$1,271,651	$778,464	$4,105,809	$1,993,821
$ of loans closed - Managed Mortgage Company Affiliates	638,839	725,532	2,471,966	1,900,113
Total	1,910,490	1,503,996	6,577,775	3,893,934

# of loans closed - George Mason Mortgage	3,737	2,280	12,127	5,691
# of loans closed - Managed Mortgage Company Affiliates	1,656	1,897	6,490	4,903
Total	5,393	4,177	18,617	10,594

Refi % of loans closed - George Mason Mortgage	66%	69%	63%	55%
Refi % of loans closed - Managed Mortgage Company Affiliates	68%	63%	62%	47%
Total	67%	66%	63%	51%

$ of loan applications - George Mason Mortgage	$1,413,000	$798,000	$5,291,000	$2,734,000
$ of loan applications - Managed Mortgage Company Affiliates	663,000	761,000	2,832,000	2,629,000
Total	2,076,000	1,559,000	8,123,000	5,363,000

Locked Pipeline at period end - George Mason Mortgage			$481,703	$210,532

Asset Quality Data:
Net charge-offs to average loans receivable, net of fees			0.35%	0.34%
Total nonaccrual loans			$7,626	$14,614
Real estate owned			$—	$3,046
Nonperforming loans to loans receivable, net of fees			0.42%	0.91%
Nonperforming loans to total assets			0.25%	0.57%
Nonperforming assets to total assets			0.25%	0.69%
Total loans receivable past due 30 to 89 days			$—	$1,904
Total loans receivable past due 90 days or more			$—	$208
Allowance for loan losses to loans receivable, net of fees			1.52%	1.60%
Allowance for loan losses to nonperforming loans			359.30%	176.45%

Capital Ratios:
Tier 1 risk-based capital			11.94%	11.29%
Total risk-based capital			13.04%	12.49%
Leverage capital ratio			10.49%	10.14%

(1) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 33% for 2012 and 34% for 2011.

(3) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2012 and 2011

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2012		December 31, 2011		December 31, 2012		December 31, 2011
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$219,526	4.12%	$223,091	4.35%	$228,407	4.16%	$202,441	4.40%
Real estate - commercial	768,493	5.27%	732,316	5.78%	750,979	5.40%	669,841	5.92%
Real estate - construction	374,103	5.20%	267,299	5.72%	341,365	5.29%	250,897	5.57%
Real estate - residential	251,303	4.68%	214,058	4.94%	246,622	4.79%	216,065	5.03%
Home equity lines	118,764	3.73%	121,358	3.73%	119,902	3.71%	122,090	3.71%
Consumer	4,183	4.75%	3,172	5.25%	3,568	5.01%	3,120	5.35%
Total loans	1,736,372	4.92%	1,561,294	5.30%	1,690,843	5.00%	1,464,454	5.35%

Loans held for sale	626,814	3.72%	457,052	4.13%	486,134	3.91%	244,542	4.40%
Investment securities - available-for-sale (1)	257,320	4.29%	294,104	4.39%	266,092	4.35%	320,138	4.40%
Investment securities - held-to-maturity	11,577	2.35%	13,258	2.59%	12,173	2.50%	16,124	2.73%
Other investments	13,567	2.54%	15,729	0.81%	15,123	1.70%	15,723	0.79%
Federal funds sold	88,705	0.29%	27,417	0.23%	72,176	0.25%	38,139	0.23%
Total interest-earning assets	2,734,355	4.42%	2,368,854	4.86%	2,542,541	4.56%	2,099,120	4.94%

Non-interest earning assets:
Cash and due from banks	18,742		14,892		16,273		14,609
Premises and equipment, net	19,279		19,298		18,874		17,943
Goodwill and intangibles, net	10,316		10,519		10,394		10,593
Accrued interest and other assets	122,100		104,569		110,652		89,205
Allowance for loan losses	(27,150)		(24,643)		(27,101)		(24,524)

TOTAL ASSETS	$2,877,642		$2,493,489		$2,671,633		$2,206,946

Interest-bearing liabilities:
Interest checking	$331,008	0.66%	$130,881	0.19%	$281,807	0.87%	$133,841	0.19%
Money markets	376,575	0.31%	169,334	0.41%	305,058	0.34%	163,856	0.41%
Statement savings	215,239	0.26%	224,341	0.36%	217,797	0.30%	238,165	0.36%
Certificates of deposit	903,887	1.11%	1,007,755	1.19%	888,661	1.20%	776,585	1.52%
Total interest-bearing deposits	1,826,709	0.77%	1,532,311	0.89%	1,693,323	0.88%	1,312,447	1.03%

Other borrowed funds	317,910	2.83%	371,131	2.50%	318,240	2.89%	365,724	2.78%
Total interest-bearing liabilities	2,144,619	1.08%	1,903,442	1.21%	2,011,563	1.20%	1,678,171	1.41%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	372,969		292,351		333,496		257,620
Other liabilities	57,348		40,858		43,831		29,400

Shareholders’ equity	302,706		256,838		282,743		241,755

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,877,642		$2,493,489		$2,671,633		$2,206,946

NET INTEREST MARGIN (1)		3.57%		3.88%		3.61%		3.81%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2012 and 34% for 2011.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months and Years Ended December 31, 2012 and 2011

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended December 31, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$23,920	$453	$—	$(207)	$—	$24,166
Provision for loan losses	1,500	—	—	—	—	1,500
Non-interest income	3,395	10,901	707	4	(30)	14,977
Non-interest expense	11,223	5,705	676	1,005	(30)	18,579
Provision for income taxes	4,441	1,996	9	(423)	—	6,023
Net income (loss)	$10,151	$3,653	$22	$(785)	$—	$13,041

Average Assets	$2,869,185	$640,869	$526	$289,528	$(922,466)	$2,877,642

At and for the Three Months Ended December 31, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$22,135	$811	$—	$(208)	$—	$22,738
Provision for loan losses	2,165	—	—	—	—	2,165
Non-interest income	2,275	3,645	650	100	(38)	6,632
Non-interest expense	9,650	4,137	527	837	(38)	15,113
Provision for income taxes	4,084	88	39	(366)	—	3,845
Net income (loss)	$8,511	$231	$84	$(579)	$—	$8,247

Average Assets	$2,497,420	$461,554	$647	$255,451	$(721,583)	$2,493,489

At and for the Twelve Months Ended December 31, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$89,472	$2,365	$—	$(834)	$—	$91,003
Provision for loan losses	6,865	258	—	—	—	7,123
Non-interest income	5,868	54,794	2,623	176	(69)	63,392
Non-interest expense	43,495	29,529	2,656	3,706	(69)	79,317
Provision for income taxes	14,436	9,764	(14)	(1,528)	—	22,658
Net income (loss)	$30,544	$17,608	$(19)	$(2,836)	$—	$45,297

Average Assets	$2,671,673	$492,137	$550	$285,440	$(778,167)	$2,671,633

At and for the Twelve Months Ended December 31, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$77,456	$2,522	$—	$(816)	$—	$79,162
Provision for loan losses	6,910	—	—	—	—	6,910
Non-interest income	6,116	25,592	2,552	161	(88)	34,333
Non-interest expense	42,202	16,032	2,610	3,709	(88)	64,465
Provision for income taxes	11,397	4,291	(29)	(1,537)	—	14,122
Net income (loss)	$23,063	$7,791	$(29)	$(2,827)	$—	$27,998

Average Assets	$2,204,122	$248,384	$603	$252,887	$(499,050)	$2,206,946